Orthofix International Announces

3rd Quarter 2012 Results

•	Reported Operating Margin of 19%; Adjusted Operating Margin of 21%, up 70 basis points

•	Gross Profit Margin of 81%, up 80 basis points

•	Reported and Adjusted Net Income from continuing operations up 1% and 13%, respectively

Lewisville, TX, October 24, 2012 – Orthofix International N.V. (NASDAQ:OFIX) (the Company) today announced its results for the third quarter ended September 30, 2012. Net sales of $114.8 million represent a decrease of 2% over the third quarter of last year. Net sales grew 1% on a constant currency basis.

Net income from continuing operations was $13.1 million, or $0.67 per diluted share compared to net income from continuing operations of $13.0 million, or $0.69 per diluted share, in the prior year. Adjusted net income was up 13% to $14.8 million, or $0.76 per diluted share compared to $13.2 million, or $0.70 per diluted share, in the prior year.

“We again demonstrated our ability to achieve operating margin leverage while navigating through a challenging environment,” said President and Chief Executive Officer Robert Vaters. “Finishing the quarter with a net cash balance and continued strong adjusted earnings, we are well positioned to make product portfolio and distribution investments that will drive long-term growth.”

Sales Performance

Net sales were $114.8 million in the third quarter of 2012, down 2% on a reported basis, and up 1% on a constant currency basis, from $117.3 million in the third quarter of the prior year. Foreign currency negatively impacted third quarter net sales by approximately $3.8 million, or 3% of net sales.

External net sales by global business unit

	Three Months Ended September 30,
(USD in millions)	2012	2011	Reported Growth	Constant Currency Growth
Spine
Spine Repair Implants and Regenerative Biologics	$36.6	$36.8	0%	0%
Spine Regenerative Stimulation	42.8	39.7	8%	8%

Total Spine	79.4	76.5	4%	4%
Orthopedics	35.4	40.8	-13%	-4%

Total net sales	$114.8	$117.3	-2%	1%

Note: Some calculations may be impacted by rounding.

Third quarter net sales for the Company’s Spine global business unit were up 4% to $79.4 million, which was driven by an 8% increase in Regenerative Stimulation products used in spine applications. Revenue from Repair Implants and Regenerative Biologics was flat over prior year, due to challenging economic conditions in certain international markets, which was offset primarily by continued adoption of Trinity Evolution® in spine applications.

For the Company’s Orthopedic global business unit, third quarter net sales were $35.4 million, decreasing 13% on a reported basis, or 4% on a constant currency basis, compared to the prior year. Foreign currency negatively impacted reported net sales by $3.8 million or 11% of net orthopedic sales. Constant currency sales decline was driven mostly by weaker Physio-Stim sales and challenges in Brazil, which has been impacted by increased competition and product delays due to the strike at the country’s regulatory agency.

Earnings Performance

Reported net income from continuing operations for the third quarter of 2012 was $13.1 million and net income from continuing operations per diluted share was $0.67. Excluding certain items summarized in the table below, adjusted net income in the third quarter of 2012 was $14.8 million, or $0.76 per diluted share, increasing 13% and 9%, respectively from the third quarter of the prior year.

The following table reconciles reported net income and net income per diluted share to adjusted net income and adjusted net income per diluted share for each of the quarters ended September 30, 2012 and 2011:

Third Quarter Adjusted Net Income from Continuing Operations

	Q3 2012		Q3 2011		% Change
	($000’s)	EPS	($000’s)	EPS	($000’s)	EPS
Reported GAAP net income from continuing operations	$13,118	$0.67	$12,951	$0.69	1%	-2%
Specified Items:

Strategic Investment MTF	1,260		—
Charges related to U.S.Government resolutions	205		—
Foreign exchange gain/loss	260		215

Adjusted Net Income from continuing operations	$14,844	$0.76	$13,166	$0.70	13%	9%

Shares used to calculate EPS (in thousands)		19,533		18,851

Note:	Some calculations may be impacted by rounding. Please refer to the Non-GAAP Performance Measure section at the end of this press release for more information about the specified items listed above.

The following table reconciles operating income to adjusted operating income for each of the quarters ended September 30, 2012 and 2011:

Third Quarter Adjusted Operating Income

	Q3 2012		Q3 2011
	($000’s)	% of Sales	($000’s)	% of Sales
Reported GAAP operating income	$21,533	18.8%	$23,599	20.1%

Specified Items:
Strategic Investment MTF	2,000		—
Charges related to U.S. Government resolutions	326		—

Adjusted operating income	$23,859	20.8%	$23,599	20.1%

Note:	Some calculations may be impacted by rounding. Please refer to the Non-GAAP Performance measure section at the end of this press release for more information about the specified items listed above.

After adjusting for a $0.3 million charges for prejudgment interest related to U.S. Government resolutions and $2.0 million dollar strategic investment in MTF, the third quarter 2012 adjusted operating margin increased 70 basis points to 20.8% over the same period of the prior year. This increase was partially driven by the gross margin improvement in the quarter.

2012 Outlook Update

The Company expects net sales from continuing operations to be between $472 million to $475 million, up 1% on a reported basis, or 3% on a constant currency basis for the full year 2012. The Company expects GAAP earnings per share from continuing operations to be approximately $2.84 to $2.89 per diluted share, and adjusted earnings from continuing operations to be approximately $3.03 to $3.08 per diluted share.

The following table reconciles the 2012 full year guidance for GAAP earnings per share from continuing operations to adjusted earnings per share from continuing operations.

Reported and Adjusted EPS from Continuing Operations – Full Year 2012

Reported GAAP EPS from Continuing Operations Range	$ 2.84 - $2.89

Specified Items:

Strategic Investment MTF	$ 0.10
Arbitration Resolution of Co-Development Agreement	$ 0.10
Charges related to U.S. Government resolutions	$ 0.06
Change in Estimate of Tax Deduction	($ 0.07)

Adjusted EPS from Continuing Operations Range	$ 3.03 - $ 3.08

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company’s financial results for the third quarter of 2012. Interested parties may access the conference call by dialing (888) 267-2845 in the U.S. and (973) 413-6102 outside the U.S., and entering the conference ID 38220. A replay of the call will be available for two weeks by dialing (800) 332-6854 in the U.S. and (973) 528-0005 outside the U.S., and entering the conference ID 38220. A webcast of the conference call may be accessed by going to the Company’s website at www.orthofix.com, clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on developing and delivering innovative repair and regenerative solutions to the spine and orthopedic markets. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, and via collaborations with other leading orthopedic product companies. In addition, Orthofix is collaborating on R&D activities with leading research and clinical organizations such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation, and Texas Scottish Rite Hospital for Children. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements:

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of our products, including recently launched products, unanticipated expenditures, the resolution of pending litigation matters (including the government investigations and False Claims Act matters relating to our spinal implant business, court review and approvals of our pending settlements in certain government litigation matters, as well as our indemnification obligations with respect to certain retained product liability claims against, and the government investigation of, our former Sports Medicine global business unit) and our ongoing compliance obligations under a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services and a deferred prosecution agreement with the U.S. Department of Justice, changing relationships with customers, suppliers, strategic partners and lenders, changes to and the interpretation of governmental regulations, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry, credit markets and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions, and other factors described in our annual report on Form 10-K, quarterly reports on Form 10-Q, and other periodic reports filed by the Company with the Securities and Exchange Commission (SEC). Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release (which contains information current as of the date hereof, whether as a result of new information, future events or circumstances, or otherwise.

The Company cannot predict the timing or outcome of ongoing litigation matters and governmental investigations of our businesses which could result in civil or criminal liability or findings of violations of law (as further described in the “Legal Proceedings” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q), that could materially impact our financial position and/or liquidity.

–Financial tables follow–

ORTHOFIX INTERNATIONAL N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, U.S. Dollars, in thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$114,752	$117,306	$350,286	$347,036
Cost of sales	22,373	23,854	67,989	69,380

Gross profit	92,379	93,452	282,297	277,656

Operating expenses
Sales and marketing	49,298	49,358	148,629	146,757
General and administrative	13,849	13,976	42,715	50,105
Research and development	6,858	5,982	23,160	17,655
Amortization of intangible assets	515	537	1,575	1,641
Charges related to U.S. Government resolutions	326	—	1,689	46,000

	70,846	69,853	217,768	262,158

Operating income	21,533	23,599	64,529	15,498
Other income and expense
Interest expense, net	(465)	(2,267)	(3,950)	(6,880)
Other expense	(1,020)	(399)	(992)	(1,850)

Income before income taxes	20,048	20,933	59,587	6,768
Income tax expense	(6,930)	(7,982)	(20,286)	(20,038)

Net income (loss) from continuing operations, net of tax	13,118	12,951	39,301	(13,270)

Discontinued operations
Gain on sale of Breg, Inc. net of tax	221	—	1,261	—
Income (loss) from discontinued operations	(9,046)	(553)	(15,398)	123
Income tax (expense) benefit	3,267	(20)	5,617	(318)

Net income (loss) from discontinued operations, net of tax	(5,558)	(573)	(8,520)	(195)

Net income (loss)	$7,560	$12,378	$30,781	($13,465)

Net income (loss) per common share - basic
Net income (loss) from continuing operations, net of tax	$0.69	$0.70	$2.08	($0.73)
Net income (loss) from discontinued operations, net of tax	($0.29)	($0.03)	($0.45)	($0.01)

Net income (loss) per common share - basic	$0.40	$0.67	$1.63	($0.74)

Net income (loss) per common share - diluted
Net income (loss) from continuing operations, net of tax	$0.67	$0.69	$2.04	($0.73)
Net income (loss) from discontinued operations, net of tax	($0.28)	($0.03)	($0.45)	($0.01)

Net income (loss) per common share - diluted	$0.39	$0.66	$1.59	($0.74)

Weighted average number of common shares outstanding - basic	19,078,590	18,384,451	18,861,374	18,146,076

Weighted average number of common shares outstanding - diluted	19,533,021	18,850,625	19,300,263	18,146,076

Comprehensive Income (Loss)	$9,067	$5,664	$30,615	($15,254)

Note: Some calculations may be impacted by rounding

ORTHOFIX INTERNATIONAL N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, U.S. Dollars, in thousands)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$53,572	$33,207
Restricted cash	67,319	45,476
Trade accounts receivable, net	155,978	132,828
Inventories, net	80,822	82,969
Deferred income taxes	19,059	16,349
Escrow receivable	—	41,537
Prepaid expenses and other current assets	28,122	26,069
Assets held for sale	—	171,185

Total current assets	404,872	549,620
Property, plant and equipment, net	46,550	43,368
Patents and other intangible assets, net	7,000	8,236
Goodwill	73,952	73,094
Deferred income taxes	19,158	18,584
Other long-term assets	13,541	11,570

Total assets	$565,073	$704,472

Liabilities and shareholders’ equity
Current liabilities:
Bank borrowings	$282	$1,318
Current portion of long-term debt	—	17,500
Trade accounts payable	18,089	16,488
Accrued charges related to U.S. Government resolutions	76,743	82,500
Other current liabilities	57,349	45,327
Liabilities held for sale	—	22,676

Total current liabilities	152,463	185,809

Long-term debt	20,000	191,195
Deferred income taxes	9,779	9,778
Other long-term liabilities	5,221	2,519

Total liabilities	187,463	389,301

Shareholders’ equity:
Common shares	1,928	1,846
Additional paid-in capital	246,052	214,310
Retained earnings	128,035	97,254
Accumulated other comprehensive income	1,595	1,761

Total shareholders’ equity	377,610	315,171

Total liabilities and shareholders’ equity	$565,073	$704,472

ORTHOFIX INTERNATIONAL N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, U.S. Dollars, in thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$30,781	($13,465)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,465	17,276
Other non-cash adjustments	6,768	14,242
Change in operating assets and liabilities:
Escrow receivable	41,537	(586)
Charges related to U.S. Government resolutions	1,689	46,000
Changes in working capital	(27,845)	(23,871)

Net cash provided by operating activities	68,395	39,596

Cash flows from investing activities:
Capital expenditures	(18,634)	(17,321)
Payment made in connection with acquisition	—	(5,250)
Net proceeds from sale of Breg, Inc.	153,773	—

Net cash provided by (used in) investing activities	135,139	(22,571)

Cash flows from financing activities:
Net proceeds from issuance of common shares	24,406	18,890
Repayments of long-term debt	(188,695)	(3,750)
Payment of refinancing fees	—	(758)
Repayment of bank borrowings, net	(1,036)	(2,642)
Change in restricted cash	(20,219)	(14,288)
Cash payment for purchase of minority interest in subsidiary	—	(517)
Tax benefit on non-qualified stock options	2,321	1,575

Net cash (used in) provided by financing activities	(183,223)	(1,490)

Effect of exchange rate changes on cash	54	(76)

Net increase in cash and cash equivalents	20,365	15,459
Cash and cash equivalents at the beginning of period	33,207	13,561

Cash and cash equivalents at the end of period	$53,572	$29,020

Non-GAAP Performance Measures

The tables in this press release present reconciliations of net sales, net income (loss) and net income (loss) per diluted share, operating income and effective tax rate calculated in accordance with generally accepted accounting principles (GAAP) to non-GAAP performance measures, referred to as “Adjusted Constant Currency Net Sales”, “Adjusted Net Income and Adjusted Net Income per Diluted Share”, “Adjusted EPS from Continuing Operations” and “Adjusted Operating Income” that exclude the items specified in the tables. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of Orthofix’s business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of the Company’s operating strategies. A more detailed explanation of the items in the tables below that are excluded from GAAP net sales and GAAP net income (loss) and net income (loss) per diluted share, as well as why management believes the non-GAAP measures are useful to them, is included in the Regulation G Supplemental Information schedule attached to this press release.

Reconciliations of Non-GAAP Performance Measures

Adjusted Net Income from continuing operations and Adjusted Net Income from continuing operations per Diluted Share Reconciling Items

Note: The reconciling items were tax effected in the current period at the prevailing rate within the respective jurisdictions.

•	Strategic Investment MTF — costs related to the Company’s strategic investment with MTF in the development and commercialization of the next generation cell based bone growth technology.

•

Charges related to U.S. Government resolutions — prejudgment interest associated with: finalizing definitive agreements to resolve the U.S. Government investigation of the Company’s bone growth stimulation business, including resolution of a related civil matter; and finalizing definitive agreements to resolve the U.S. Government investigation of Blackstone Medical, Inc., including resolution of a related civil matter

•

Foreign exchange loss (income) — due to translation adjustments resulting from the weakening or strengthening of the U.S. Dollar against various foreign currencies. A number of Orthofix’s foreign subsidiaries have intercompany and third party trade accounts receivables and payables that are held in currencies, most notably the U.S. Dollar, other than their local currency, and movements in the relative values of those currencies result in foreign exchange gains and losses.

Adjusted Operating Income Reconciling Items

•	Strategic Investment MTF — costs related to the Company’s strategic investment with MTF in the development and commercialization of the next generation cell based bone growth technology.

•

Charges related to U.S. Government resolutions — prejudgment interest associated with: finalizing definitive agreements to resolve the U.S. Government investigation of the Company’s bone growth stimulation business, including resolution of a related civil matter; and finalizing definitive agreements to resolve the U.S. Government investigation of Blackstone Medical, Inc., including resolution of a related civil matter.

Adjusted EPS from Continuing Operations Reconciling Items

Note: The reconciling items were tax effected in the current period at the prevailing rate within the respective jurisdictions.

•	Strategic Investment MTF — costs related to the Company’s strategic investment with MTF in the development and commercialization of the next generation cell based bone growth technology.

•	Arbitration Resolution of Co-Development Agreement — costs related to finalizing a 2008 co-development agreement.

•

Charges related to U.S. Government resolutions — prejudgment interest associated with: finalizing definitive agreements to resolve the U.S. Government investigation of the Company’s bone growth stimulation business, including resolution of a related civil matter; and finalizing definitive agreements to resolve the U.S. Government investigation of Blackstone Medical, Inc., including resolution of a related civil matter.

•	Change in Estimate of Tax Deduction — change in the estimate of the tax deduction associated with the settlement of the U.S. Government investigation of the Company’s bone growth stimulation business.

Management use of, and economic substance behind, Non-GAAP Performance Measures

Management uses non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors and to establish operational goals and forecasts that are used in allocating resources. In recent years, management has increased its focus on cash generation and debt reduction. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash for use in paying down debt. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s business units. The items excluded from Orthofix’s non-GAAP measures are also excluded from the profit or loss reported by the Company’s business units for the purpose of analyzing their performance.

Material Limitations Associated with the Use of Non-GAAP Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP performance measures. Some of the limitations associated with the use of these non-GAAP performance measures are that they exclude items that reflect an economic cost to the Company and can have a material effect on cash flows. Similarly, equity compensation expense does not directly impact cash flows, but is part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Measures

Orthofix compensates for the limitations of its non-GAAP performance measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The GAAP results provide the ability to understand the Company’s performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of the Company’s businesses, excluding non-cash items, which management believes is an important measure of the Company’s overall performance. The Company provides a detailed reconciliation of the non-GAAP performance measures to their most directly comparable GAAP measures, and encourages investors to review this reconciliation.

Usefulness of Non-GAAP Measures to Investors

Orthofix believes that providing non-GAAP measures that exclude certain items provides investors with greater transparency to the information used by the Company’s senior management in its financial and operational decision-making. Management believes that providing this information enables investors to better understand the performance of the Company’s ongoing operations and to understand the methodology used by management to evaluate and measure such performance. Disclosure of these non-GAAP performance measures also facilitates comparisons of Orthofix’s underlying operating performance with other companies in its industry that also supplement their GAAP results with non-GAAP performance measures.

Contact

Mark Quick, 214-937-2924

Director of Investor Relations and Business Development

markquick@orthofix.com

Source: Orthofix International N.V.